Exhibit 99.2

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

IRT
LISTED
NYSE

The Chelsea Columbus, OH

Q3 2026

IRTLIVING.COM

INDEPENDENCE REALTY TRUST

COMPANY INFORMATION

Independence Realty Trust, Inc. (NYSE: IRT), an S&P 400 MidCap Company, is a real estate investment trust (“REIT”) that owns and operates multifamily communities across non-gateway U.S. markets. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT’s main investment objective is to provide attractive risk-adjusted returns to shareholders through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website, www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol on NYSE	IRT

Credit Ratings	Fitch Ratings	BBB l Positive
	Standard & Poors' Ratings Services	BBB l Stable

Investor Relations	Stephanie Krewson-Kelly
267.270.4815
SKrewson@IRTLiving.com

Forward-Looking Statements

This release and/or supplement each contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, statements regarding the Proposed Transaction (as defined below) with Centerspace (as defined below), including the expected timing of closing of the Proposed Transaction, the anticipated synergies, accretion and other benefits of the Proposed Transaction and the expected ownership of the combined company, our expectations with respect to the timing and terms of sales, if any, with respect to the one property which is classified as held for sale as of September 30, 2026, our expectations with respect to projects scheduled to start in 2027 and our expectations with respect to future acquisitions and dispositions. All statements in this release and/or supplement that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.

Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to IRT’s and Centerspace’s ability to complete the Proposed Transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the transaction, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Centerspace and IRT, delays in completing the Proposed Transaction involving Centerspace and IRT, the possibility that the anticipated benefits of the Proposed Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Centerspace and IRT do business, the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, the ability of Centerspace and IRT to meet expectations regarding the timing, completion and accounting and tax treatment of the Proposed Transaction, potential adverse reactions or changes to business, customer or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction, the ability to complete the Proposed Transaction and integration of Centerspace and IRT successfully, the dilution caused by IRT’s issuance of additional shares of its capital stock in connection with the Proposed Transaction, changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, delays in the completion of, and failure to achieve anticipated benefits of, our projects with our joint venture partners, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, inability or failure to achieve anticipated benefits from future acquisitions and dispositions, delays in completing, and cost overruns incurred in connection with, our Value Add programs and failure to achieve rent increases and occupancy levels on account of the Value Add programs, unexpected impairments or impairments in excess of our estimates, new and/or increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, deteriorating economic conditions and rising unemployment rates, energy costs, and inflation, in the markets where we own apartment communities or in which we may invest in the future, uncertain global macro-economic and political conditions, the impact of actual or threatened wars or other international conflicts, such as in Ukraine, the Middle East, and South America, including sanctions imposed by the U.S. and other countries, on inflation, trade, and general economic conditions, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party's unauthorized access to our data or the data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, and the Definitive Joint Proxy Statement/Prospectus (as defined below), and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.

These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and supplement and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Important Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed merger (the “Proposed Transaction”) of Centerspace (NYSE:CSR) (“Centerspace”) and IRT, IRT filed with the SEC a registration statement on Form S-4 (File No. 333-299102) on September 24, 2026, as amended (the “Registration Statement”) which includes the joint proxy statement of Centerspace and IRT that also constitutes a prospectus of IRT. The Registration Statement was declared effective on October 7, 2026, and each of Centerspace and IRT commenced mailing of the definitive joint proxy statement of Centerspace and IRT that also constitutes a prospectus of IRT (the “Definitive Joint Proxy Statement/Prospectus”) to their respective shareholders or stockholders, as applicable, on or about October 7, 2026. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF CENTERSPACE AND IRT ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT CENTERSPACE, IRT, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain copies of the Registration Statement, the Definitive Joint Proxy Statement/Prospectus, and other relevant documents containing important information about Centerspace and IRT, free of charge from the SEC’s website at www.sec.gov and from Centerspace or IRT by requesting them by email at IRT@dfking.com. The documents filed by Centerspace with the SEC may also be obtained free of charge at Centerspace’s website at www.centerspacehomes.com or at the SEC’s website at www.sec.gov. The documents filed by IRT with the SEC may be obtained free of charge at IRT’s website at www.irtliving.com or at the SEC’s website at www.sec.gov.

Participants in Solicitation

Centerspace, IRT, and certain of their respective trustees or directors, as applicable, executive officers, and other members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Centerspace and stockholders of IRT in connection with the Proposed Transaction. Information regarding the interests of the trustees or directors, as applicable, and executive officers of Centerspace and IRT and other persons who may be deemed to be participants in the solicitation of shareholders of Centerspace and IRT in connection with the Proposed Transaction and a description of their direct and indirect interests, by security holdings or otherwise, are included in the Definitive Joint Proxy Statement/Prospectus related to the Proposed Transaction. Information regarding Centerspace’s trustees and executive officers is available in its definitive proxy statement relating to its 2026 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2026 (the “2026 Centerspace Proxy Statement”), and other documents filed by Centerspace with the SEC. Information regarding IRT’s directors and executive officers is available in its definitive proxy statement relating to its 2026 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2026 (the “2026 IRT Proxy Statement” and, together with the 2026 Centerspace Proxy Statement, the “2026 Proxy Statements”), and other documents filed by IRT with the SEC. To the extent holdings by directors or trustees, as applicable, and executive officers of Centerspace and IRT securities reported in the 2026 Proxy Statements, as applicable, have changed, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Ownership on Forms 4 or 5 filed with the SEC by Centerspace and IRT. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is and will be contained in the Definitive Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC by Centerspace and IRT, respectively. Free copies of these documents may be obtained as described above under “Important Additional Information about the Proposed Transaction and Where to Find It.”

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Independence Realty Trust Announces Third Quarter 2026 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – November 2, 2026 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, announces its third quarter 2026 financial results.

Third Quarter 2026 EPS of $0.11 and CFFO Per Share of $0.29

Same-Store Portfolio NOI Growth of 1.6% for the Third Quarter 2026

 Increases of 2.0% in Rental Revenues and 2.5% in Property Operating Expenses

Leasing Spreads Accelerated in Improved Operating Environment

Completed 1,770 Value Add Program Renovations Year-to-Date

Achieved Average ROI of 15%

Announced Acquisition of Centerspace

Creating an $8 billion Enterprise Value Apartment REIT with Approximately 44,400 Units

Reaffirmed Mid-points of Full Year 2026 Guidance for

Same-Store Revenues, Same-Store NOI and Core FFO per Share

Management Commentary

"We are pleased with our solid third quarter results, with same-store NOI growth of 1.6% and Core FFO per share of $0.29,” said Scott Schaeffer, Chairman and Chief Executive Officer. “Leasing momentum continued to build during the quarter. New lease trade-outs improved 310 basis points year over year, driving blended rent growth of 2.8%, while average occupancy held steady at 95.0% and resident retention remained healthy at 60.5%. We believe IRT is well positioned for stronger growth in 2027 as concessions burn off, our Wi-Fi program continues to ramp, and supply-demand fundamentals improve. We are also making meaningful progress on integration planning for our pending merger with Centerspace, which we believe will only build on our strength."

Third Quarter Summary

•

On September 9, 2026, IRT announced that it reached a definitive agreement to merge with Centerspace, which is expected to create an $8 billion multifamily REIT focused on high growth, non-gateway markets, with 163 apartment communities and approximately 44,400 units across 17 states. Under the terms of the merger agreement, Centerspace shareholders will receive 3.800 shares of IRT common stock for each Centerspace common share. The Proposed Transaction is expected to close as early as the end of the fourth quarter of 2026, subject to approval by IRT stockholders and Centerspace shareholders on November 10, 2026, and other customary closing conditions. Upon closing, legacy IRT stockholders and holders of common units of Independence Realty Operating Partnership, LP (“IROP”) will own approximately 78% of the issued and outstanding shares of IRT common stock and IROP common units, and legacy Centerspace shareholders and holders of Centerspace, LP common units will own approximately 22% of the issued and outstanding shares of IRT common stock and IROP common units. Based on $24 million in annual synergies we expect to realize, the Proposed Transaction should be 5% accretive to CFFO.

•

Net income available to common shares of $25.1 million for the quarter ended September 30, 2026 compared to $6.9 million for the quarter ended September 30, 2025. Earnings per diluted share (“EPS”) of $0.11 for the quarter ended September 30, 2026 compared to $0.03 for the quarter ended September 30, 2025.

•

CFFO of $70.7 million for the quarter ended September 30, 2026 compared to $70.0 million for the quarter ended September 30, 2025. CFFO per share was $0.29 for the third quarter of 2026 and for the third quarter of 2025.

•	Same-store portfolio NOI growth of 1.6% for the quarter ended September 30, 2026 compared to the quarter ended September 30, 2025.

•	Adjusted EBITDA of $95.1 million for the quarter ended September 30, 2026 compared to $92.6 million for the quarter ended September 30, 2025.

•	Value Add Program completed renovations of 744 units during the quarter ended September 30, 2026, achieving a weighted average return on investment during the quarter of 14.2%.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other non-GAAP financial measures used herein and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP, as well as discussion of our same-store methodology.

Same-Store Portfolio(1) Operating Results

	Three Months Ended	Nine Months Ended
	September 30, 2026 Compared to	September 30, 2026 Compared to
	Three Months Ended	Nine Months Ended
	September 30, 2025	September 30, 2025
Rental and other property revenue	2.0% increase	1.4% increase
Property operating expenses	2.5% increase	1.7% increase
NOI	1.6% increase	1.3% increase
Portfolio average occupancy	40 bps decrease to 95.0%	30 bps decrease to 95.1%
Portfolio average rental rate	0.6% increase to $1,605	0.6% increase to $1,599
NOI Margin	20 bps decrease to 63.2%	10 bps decrease to 62.9%

	Q3 2026	Q2 2026	Q3 2025	Sequential Change	Year over Year Change
Same-Store Portfolio(1)
Average Occupancy	95.0%	95.0%	95.4%	0.0%	(0.4)%
Resident Retention Rate	60.5%	58.1%	60.2%	2.4%	0.3%

Lease Over Lease Effective Rental Rate Growth
Like-Term Leases
New	(0.6)%	(2.7)%	(3.7)%	2.1%	3.1%
Renewal	4.6%	4.1%	2.6%	0.5%	2.0%
Blended	2.8%	1.3%	0.1%	1.5%	2.7%
All Leases
New	(1.9)%	(2.0)%	(4.1)%	0.1%	2.2%
Renewal	5.1%	4.6%	2.8%	0.5%	2.3%
Blended	2.1%	1.7%	(0.1)%	0.4%	2.2%

(1)	Same-store portfolio includes 109 properties containing 31,735 units.

Value Add Program

We completed renovations of 744 units during the three months ended September 30, 2026, achieving a weighted average return on investment of 14.2% with an average cost per unit renovated of $20,597, and an average monthly rent increase per unit of $244 over unrenovated comparable units. We completed renovations of 1,770 units during the nine months ended September 30, 2026, achieving a weighted average return on investment of 14.9% with an average cost per unit renovated of $20,687, and an average monthly rent increase per unit of $257 over unrenovated comparable units. See the Value Add Summary page of our supplemental information for additional information on our projects' life to date as of September 30, 2026.

Investment Activity

Dispositions

•	Stonebridge Crossing, Memphis, Tennessee: On September 10, 2026, we sold this property for a gross sales price of $55.8 million, resulting in a gain on sale of approximately $26.5 million.

Joint Ventures

•	The Mustang, Dallas, Texas: Subsequent to quarter-end, on October 1, 2026, we acquired our joint venture partner's 15% membership interest and assumed full operational control and 100% equity ownership of The Mustang property. The property underlying this joint venture is a 275-unit operating community in Dallas, Texas, that was 94% occupied with average effective monthly rent per occupied unit of $3,071 as of September 30, 2026, and will be consolidated into our financial results effective October 1, 2026.

Capital Expenditures

Across our total portfolio for the three months ended September 30, 2026, recurring capital expenditures were $10.2 million, or $304 per unit; Value Add Program expenditures were $17.7 million; non-recurring expenditures were $11.0 million; and development expenditures were $0.1 million, respectively. For nine months ended September 30, 2026, recurring capital expenditures were $28.6 million, or $859 per unit; Value Add Program expenditures were $39.8 million; non-recurring expenditures were $29.4 million; and development expenditures were $0.3 million, respectively.

Balance Sheet and Liquidity

At September 30, 2026, our net debt to Adjusted EBITDA was 6.2x. As of the same date and including the effect of hedges, our weighted average effective interest rate on our consolidated debt was 4.3% with a weighted average maturity of 2.7 years, and 86.5% of our debt was either subject to fixed interest rates or was hedged. Also as of September 30, 2026, we had approximately $491.6 million in liquidity through a combination of unrestricted cash and cash equivalents, and capacity under our unsecured revolver.

Dividend Distribution

On September 8, 2026, our Board of Directors declared a quarterly dividend of $0.18 per share of common stock. The third quarter dividend was paid on October 23, 2026 to stockholders of record at the close of business on September 30, 2026.

2026 EPS, FFO and CFFO Guidance

We updated our previously issued 2026 EPS, FFO, and CFFO per share guidance as summarized below. Other than merger and integration costs incurred through September 30, 2026, our guidance does not give effect to the Proposed Transaction with Centerspace. We expect the Proposed Transaction with Centerspace to close as early as the end of the fourth quarter of 2026 and, therefore, the impact to our full year 2026 guidance is not expected to be significant. A reconciliation of our projected EPS to our projected FFO and CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how we calculate CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance		Change at Midpoint
2026 Full Year EPS and CFFO Guidance(1)(2)	Low	High	Low	High
Earnings per share	$0.22	$0.27	$0.18	$0.20	$(0.05)
Adjustments:
Depreciation and amortization	1.06	1.06	1.06	1.06	—
Gain on sale of real estate assets (3)	(0.12)	(0.15)	(0.11)	(0.11)	0.02
FFO per share	1.16	1.18	1.13	1.15	(0.03)
Merger and integration costs (4)	—	—	0.03	0.03	0.03
Loan (premium accretion) discount amortization, net	(0.03)	(0.03)	(0.03)	(0.03)	—
CFFO per share (2)	$1.13	$1.15	$1.13	$1.15	$—
(1)

This guidance, including the underlying assumptions presented in the 2026 Guidance Assumptions table that follows, constitutes forward-looking information. Actual full year 2026 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”.

(2)	Per share guidance is based on 241.6 million weighted average shares and units outstanding, which excludes the impact of shares to be issued in conjunction with the Proposed Transaction with Centerspace.
(3)	Gain on sale of real estate assets includes the sale of Stonebridge Crossing, which was completed on September 10, 2026, and one property classified as held for sale as of September 30, 2026.
(4)

Merger and integration costs incurred to date primarily consist of advisory fees, attorney fees, accountant fees, and SEC filing fees related to the Proposed Transaction with Centerspace. We expect additional merger and integration costs to be incurred during Q4 2026 in addition to severance and debt prepayment penalty related costs that are expected in conjunction with the closing of the Proposed Transaction.

2026 Guidance Assumptions(1)

Our key guidance assumptions for 2026 are enumerated below. Other than merger and integration costs incurred through September 30, 2026, our guidance does not give effect to the Proposed Transaction with Centerspace, additional merger-related transaction expenses. We expect the Proposed Transaction with Centerspace to close as early as the end of the fourth quarter of 2026 and, therefore, the impact to our full year 2026 guidance is not expected to be significant. See the definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio:	Previous 2026 Outlook:	Current 2026 Outlook:	Change at Midpoint
Number of properties/units	109 properties / 31,735 units	109 properties / 31,735 units	—
Property revenue growth	1.5% to 1.9%	1.6% to 1.8%	—
Controllable operating expense growth	3.3% to 3.7%	3.4% to 3.8%	0.1%
Real estate tax and insurance expense growth	(1.0%) to (0.2%)	(1.0%) to (0.4%)	(0.1)%
Total operating expense growth	1.6% to 2.4%	1.6% to 2.4%	—
NOI growth	1.0% to 2.0%	1.2% to 1.8%	—

Corporate Expenses ($ in millions)
General and administrative & property management expenses	$55.5 - $56.5	$55.5 - $56.5	—
Interest expense(2)	$96.5 - $97.5	$97 - $98	$0.5

Transaction/Investment Volume(3) ($ in millions)
Acquisition volume	$145	$266	$117⁽³⁾
Disposition volume	$106 - $112	$106 - $112	—

Capital Expenditures ($ in millions)
Recurring	$30 - $32	$31 - $33	$1
Value add renovation program	$43 - $45	$43 - $45	—
Non-recurring and revenue enhancing	$33 - $35	$31 - $33	($2)
Development	—	—	—

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. We undertake no duty to update the assumptions used in our guidance except as required by law. See “Forward-Looking Statements.”

(2)

Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO.

(3)

Acquisition volume reflects one property in Columbus, Ohio, acquired in Q1 and the consolidation of two properties underlying two of our joint venture investments. The consolidations of our two joint ventures were recorded on a carryover basis and occurred in Q1 and Q4. Disposition volume reflects the disposition of Stonebridge Crossing and the assumed disposition of one property classified as held for sale as of September 30, 2026. There can be no assurance that this disposition will be consummated at expected pricing levels, within expected time frames, or at all. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisition and disposition volume could vary significantly from our projections.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Tuesday, November 3, 2026 from the Investors section of IRT's website, https://investors.irtliving.com. For those who are not available to listen to the live call, the replay will be available shortly afterward on following the live call from the Investors section of IRT’s website until the next earnings release.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store portfolio information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investors" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT), an S&P 400 MidCap Company, is a real estate investment trust (“REIT”) that owns and operates multifamily communities across non-gateway U.S. markets. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT’s main investment objective is to provide attractive risk-adjusted returns to shareholders through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website, www.irtliving.com.

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except per share data

	For the Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$25,146	$3,391	$(68)	$33,266	$6,893
Earnings per share -- diluted	$0.11	$0.01	$0.00	$0.14	$0.03
Rental and other property revenue	$171,957	$167,126	$165,213	$166,797	$166,888
Property operating expenses	$64,340	$63,375	$62,124	$57,260	$61,699
NOI	$107,617	$103,751	$103,089	$109,537	$105,189
NOI margin	62.6%	62.1%	62.4%	65.7%	63.0%
Adjusted EBITDA	$95,124	$90,250	$86,447	$98,520	$92,643
FFO per share	$0.27	$0.28	$0.27	$0.33	$0.30
CFFO per share	$0.29	$0.28	$0.26	$0.32	$0.29
Dividends per share	$0.18	$0.18	$0.17	$0.17	$0.17
CFFO payout ratio	62.1%	64.3%	65.4%	53.1%	58.6%

Portfolio Data:
Total gross assets	$7,252,643	$7,217,214	$7,167,416	$7,030,516	$7,058,026
Total number of operating properties (a)	115	116	115	114	115
Total units (a)	33,398	33,898	33,602	33,462	33,818
Portfolio period end occupancy (a)	94.9%	94.9%	94.7%	94.9%	95.1%
Portfolio average occupancy (a)	94.8%	94.7%	94.6%	94.8%	94.9%
Portfolio average effective monthly rent, per unit (a)	$1,610	$1,593	$1,593	$1,593	$1,593
Same-store portfolio (b):
Period end occupancy (b)	95.0%	95.1%	95.2%	95.6%	95.6%
Average occupancy (b)	95.0%	95.0%	95.3%	95.4%	95.4%
Average effective monthly rent, per unit (b)	$1,605	$1,597	$1,594	$1,595	$1,595

Capitalization:
Total debt (c)	$2,401,457	$2,443,383	$2,433,543	$2,281,475	$2,296,202
Common share price, period end	$14.53	$16.69	$14.89	$17.48	$16.39
Market equity capitalization	$3,511,388	$4,033,711	$3,598,014	$4,250,723	$4,016,286
Total market capitalization	$5,912,845	$6,477,094	$6,031,557	$6,532,198	$6,312,488
Total debt/total gross assets	33.1%	33.9%	34.0%	32.5%	32.5%
Net debt to adjusted EBITDA (d)	6.2x	6.5x	6.5x	5.7x	6.0x
Interest coverage	4.2x	4.2x	4.2x	4.8x	4.5x

Common shares and OP Units:
Shares outstanding	235,723,073	235,742,658	235,698,008	237,234,750	239,103,283
OP units outstanding	5,941,643	5,941,643	5,941,643	5,941,643	5,941,643
Common shares and OP units outstanding	241,664,716	241,684,301	241,639,651	243,176,393	245,044,926
Weighted average common shares and OP units	241,365,153	241,342,036	242,374,371	243,707,137	239,576,189

(a)	Excludes our development projects Tisdale at Lakeline Station and Flatiron Flats, as applicable. See the definitions at the end of this release.
(b)	Same-store portfolio consists of 109 properties, which represent 31,735 units.
(c)	Includes indebtedness associated with real estate held for sale, as applicable.
(d)

Reflects net debt to Adjusted EBITDA, which is annualized for each period presented, including adjustments for the timing and stabilization of acquisitions and the timing of dispositions impacting quarterly EBITDA. For the five quarters ended September 30, 2026, net debt to Adjusted EBITDA excluding adjustments for timing of acquisitions and dispositions was 6.2x, 6.7x, 6.9x, 5.7x, and 6.1x, respectively.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Assets:
Real estate held for investment, at cost	$6,843,728	$6,798,220	$6,700,142	$6,596,007	$6,571,161
Less: accumulated depreciation	(1,085,397)	(1,029,116)	(972,660)	(915,247)	(861,370)
Real estate held for investment, net	5,758,331	5,769,104	5,727,482	5,680,760	5,709,791
Real estate held for sale	50,012	77,756	76,858	76,468	107,182
Real estate under development	59,230	67,814	127,840	60,116	65,628
Cash and cash equivalents	15,931	22,513	23,341	23,564	23,290
Restricted cash	27,375	24,184	19,926	24,058	27,639
Investment in unconsolidated real estate entities	77,790	69,970	66,560	98,263	93,965
Other assets	67,505	45,078	44,151	45,711	47,771
Derivative assets	23,764	14,850	11,586	9,840	11,873
Intangible assets, net	167	418	1,564	2,970	5,453
Total assets	$6,080,105	$6,091,687	$6,099,308	$6,021,750	$6,092,592
Liabilities and Equity:
Indebtedness, net (a)	$2,401,457	$2,443,383	$2,433,543	$2,281,475	$2,296,202
Accounts payable and accrued expenses	139,099	101,713	84,160	92,355	119,513
Accrued interest payable	10,297	8,296	10,642	8,377	10,265
Dividends payable	43,427	43,426	41,003	41,275	41,592
Derivative liabilities	—	—	—	346	737
Other liabilities	7,197	8,178	8,318	8,496	9,023
Total liabilities	2,601,477	2,604,996	2,577,666	2,432,324	2,477,332
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,357	2,357	2,357	2,372	2,391
Additional paid in capital	3,978,635	3,978,126	3,976,536	4,005,168	4,022,309
Accumulated other comprehensive income	22,298	13,384	9,982	7,722	9,095
Accumulated deficit	(651,912)	(634,698)	(595,712)	(555,326)	(548,319)
Total shareholders' equity	3,351,378	3,359,169	3,393,163	3,459,936	3,485,476
Noncontrolling Interests	127,250	127,522	128,479	129,490	129,784
Total equity	3,478,628	3,486,691	3,521,642	3,589,426	3,615,260
Total liabilities and equity	$6,080,105	$6,091,687	$6,099,308	$6,021,750	$6,092,592

(a)	Includes indebtedness associated with real estate held for sale, as applicable.

STATEMENTS OF OPERATIONS, FFO & CFFO

TRAILING FIVE QUARTERS

(Dollars in thousands, except per share data)

	For the Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Revenue:
Rental and other property revenue	$171,957	$167,126	$165,213	$166,797	$166,888
Other revenue	152	115	109	330	250
Total revenue	172,109	167,241	165,322	167,127	167,138
Expenses:
Property operating expenses	64,340	63,375	62,124	57,260	61,699
Property management expenses	7,662	7,931	8,237	6,674	7,891
General and administrative expenses (a)	4,983	5,685	8,514	4,673	4,905
Depreciation and amortization expense	65,874	64,861	64,632	62,984	61,735
Casualty losses (gains), net	498	(553)	77	755	419
Total expenses	143,357	141,299	143,584	132,346	136,649
Interest expense	(22,723)	(21,583)	(20,732)	(20,422)	(20,455)
Gain on sale (loss on impairment) of real estate assets, net	26,474	—	—	17,491	(12,841)
Other loss	(29)	(105)	(86)	(238)	(12)
(Loss) income from investments in unconsolidated real estate entities	(555)	(836)	(1,047)	2,403	9,814
Merger and integration costs	(6,200)	—	—	—	—
Net income (loss)	$25,719	$3,418	$(127)	$34,015	$6,995
(Income) loss allocated to noncontrolling interests	(573)	(27)	59	(749)	(102)
Net income (loss) available to common shares	$25,146	$3,391	$(68)	$33,266	$6,893
Earnings per share - basic	$0.11	$0.01	$0.00	$0.14	$0.03
Weighted-average shares outstanding - Basic	235,423,510	235,400,393	236,432,728	237,765,494	233,634,546
Earnings per share - diluted	$0.11	$0.01	$0.00	$0.14	$0.03
Weighted-average shares outstanding - Diluted	236,113,360	236,037,395	236,432,728	238,495,087	234,283,170
Funds From Operations (FFO):
Net income (loss)	$25,719	$3,418	$(127)	$34,015	$6,995
Add-Back (Deduct):
Real estate depreciation and amortization	65,300	64,319	64,114	62,497	61,282
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	886	831	876	609	375
(Gain on sale) loss on impairment of real estate assets, net, excluding prepayment gains	(26,474)	—	—	(17,491)	12,841
Gain on sale of real estate associated with unconsolidated real estate entities	—	—	—	(187)	(10,389)
FFO	$65,431	$68,568	$64,863	$79,443	$71,104
FFO per share	$0.27	$0.28	$0.27	$0.33	$0.30
CORE Funds From Operations (CFFO):
FFO	$65,431	$68,568	$64,863	$79,443	$71,104
Add-Back (Deduct):
Other depreciation and amortization	574	542	518	487	453
Casualty losses (gains), net	498	(553)	77	755	419
Loan (premium accretion) discount amortization, net	(2,018)	(2,021)	(2,017)	(2,013)	(2,001)
Other loss	29	105	86	238	12
Merger and integration costs	6,200	—	—	—	—
CFFO	$70,714	$66,641	$63,527	$78,910	$69,987
CFFO per share	$0.29	$0.28	$0.26	$0.32	$0.29
Weighted-average shares and units outstanding	241,365,153	241,342,036	242,374,371	243,707,137	239,576,189

(a)	Included in the three months ended March 31, 2026, is $2.4 million of stock compensation expense recorded with respect to stock awards granted to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CFFO

Dollars in thousands, except per share data

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue:
Rental and other property revenue	$171,957	$166,888	$504,296	$489,684
Other revenue	152	250	376	885
Total revenue	172,109	167,138	504,672	490,569
Expenses:
Property operating expenses	64,340	61,699	189,839	181,897
Property management expenses	7,662	7,891	23,830	23,433
General and administrative expenses	4,983	4,905	19,181	19,293
Depreciation and amortization expense	65,874	61,735	195,367	180,256
Casualty losses, net	498	419	22	559
Total expenses	143,357	136,649	428,239	405,438
Interest expense	(22,723)	(20,455)	(65,037)	(58,575)
Gain on sale (loss on impairment) of real estate assets, net	26,474	(12,841)	26,474	(11,344)
Loss on extinguishment of debt	—	—	—	(67)
Other loss	(29)	(12)	(220)	(115)
(Loss) income from unconsolidated real estate entities	(555)	9,814	(2,438)	8,663
Merger and integration costs	(6,200)	—	(6,200)	—
Net income	25,719	6,995	29,012	23,693
Income allocated to noncontrolling interests	(573)	(102)	(541)	(401)
Net income available to common shares	$25,146	$6,893	$28,471	$23,292
Earnings per share - basic	$0.11	$0.03	$0.12	$0.10
Weighted-average shares outstanding - Basic	235,423,510	233,634,546	235,748,513	232,628,917
Earnings per share - diluted	$0.11	$0.03	$0.12	$0.10
Weighted-average shares outstanding - Diluted	236,113,360	234,283,170	236,525,152	233,403,810
Funds From Operations (FFO):
Net income	$25,719	$6,995	$29,012	$23,693
Add-Back (Deduct):
Real estate depreciation and amortization	65,300	61,282	193,733	178,964
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	886	375	2,593	1,289
(Gain on sale) loss on impairment of real estate assets, net, excluding prepayment gains	(26,474)	12,841	(26,474)	12,914
Gain on sale of real estate associated with unconsolidated real estate entities	—	(10,389)	—	(10,389)
FFO	$65,431	$71,104	$198,864	$206,471
FFO per share	$0.27	$0.30	$0.82	$0.87
CORE Funds From Operations (CFFO):
FFO	$65,431	$71,104	$198,864	$206,471
Add-Back (Deduct):
Other depreciation and amortization	574	453	1,634	1,292
Casualty losses, net	498	419	22	559
Loan (premium accretion) discount amortization, net	(2,018)	(2,001)	(6,055)	(6,015)
Prepayment (gains) penalties on asset dispositions	—	—	—	(1,570)
Loss on extinguishment of debt	—	—	—	67
Other loss	29	12	220	115
Merger and integration costs	6,200	—	6,200	—
CFFO	$70,714	$69,987	$200,885	$200,919
CFFO per share	$0.29	$0.29	$0.83	$0.84
Weighted-average shares and units outstanding	241,365,153	239,576,189	241,690,156	238,570,560

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net income (loss)	$25,719	$3,418	$(127)	$34,015	$6,995
Add-Back (Deduct):
Interest expense	22,723	21,583	20,732	20,422	20,455
Depreciation and amortization	65,874	64,861	64,632	62,984	61,735
Casualty losses (gains), net	498	(553)	77	755	419
(Gain on sale) loss on impairment of real estate assets, net	(26,474)	—	—	(17,491)	12,841
Merger and integration costs	6,200	—	—	—	—
Loss (income) from investments in unconsolidated real estate entities	555	836	1,047	(2,403)	(9,814)
Other loss	29	105	86	238	12
Adjusted EBITDA	$95,124	$90,250	$86,447	$98,520	$92,643

INTEREST COST:
Interest expense	$22,723	$21,583	$20,732	$20,422	$20,455

INTEREST COVERAGE:	4.2x	4.2x	4.2x	4.8x	4.5x

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$25,719	$6,995	$29,012	$23,693
Add-Back (Deduct):
Interest expense	22,723	20,455	65,037	58,575
Depreciation and amortization	65,874	61,735	195,367	180,256
Casualty losses, net	498	419	22	559
(Gain on sale) loss on impairment of real estate assets, net	(26,474)	12,841	(26,474)	11,344
Loss on extinguishment of debt	—	—	—	67
Merger and integration costs	6,200	—	6,200	—
Loss (income) from investments in unconsolidated real estate entities	555	(9,814)	2,438	(8,663)
Other loss	29	12	220	115
Adjusted EBITDA	$95,124	$92,643	$271,822	$265,946

INTEREST COST:
Interest expense	$22,723	$20,455	$65,037	$58,575

INTEREST COVERAGE:	4.2x	4.5x	4.2x	4.5x

SAME-STORE PORTFOLIO NET OPERATING INCOME & NOI BRIDGE (a) (b)

TRAILING FIVE QUARTERS

Dollars in thousands, except per unit data

	For the Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Revenue:
Rental and other property revenue	$161,319	$157,076	$156,095	$157,566	$158,216
Property Operating Expenses:
Real estate taxes	17,830	18,444	19,750	16,822	17,308
Property insurance	2,714	3,010	3,278	3,275	3,264
Personnel expenses	13,210	12,854	12,808	11,585	13,432
Utilities	8,280	7,615	8,215	7,936	8,027
Repairs and maintenance	5,732	5,883	4,175	3,750	5,591
Contract services	6,961	6,578	6,161	6,087	6,078
Advertising expenses	2,961	2,600	1,862	2,356	2,571
Other expenses	1,682	1,659	1,590	1,593	1,634
Total property operating expenses	59,370	58,643	57,839	53,404	57,905
Same-store portfolio NOI	$101,949	$98,433	$98,256	$104,162	$100,311

Same-store portfolio NOI margin	63.2%	62.7%	62.9%	66.1%	63.4%
Average occupancy	95.0%	95.0%	95.3%	95.4%	95.4%
Average effective monthly rent, per unit	$1,605	$1,597	$1,594	$1,595	$1,595

	For the Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Rental and other property revenue
Same-store portfolio	$161,319	$157,076	$156,095	$157,566	$158,216
Non same-store portfolio	10,638	10,050	9,118	9,231	8,672
Total rental and other property revenue	171,957	167,126	165,213	166,797	166,888
Property operating expenses
Same-store portfolio	59,370	58,643	57,839	53,404	57,905
Non same-store portfolio	4,970	4,732	4,285	3,856	3,794
Total property operating expenses	64,340	63,375	62,124	57,260	61,699
NOI
Same-store portfolio	101,949	98,433	98,256	104,162	100,311
Non same-store portfolio	5,668	5,318	4,833	5,375	4,878
Total property NOI	$107,617	$103,751	$103,089	$109,537	$105,189

(a)	Same-store portfolio consists of 109 properties containing 31,735 units.
(b)	See the definitions at the end of this release for a reconciliation from GAAP net income to NOI.

SAME-STORE PORTFOLIO NET OPERATING INCOME (a)

THREE and nine MONTHS ENDED September 30, 2026 AND 2025

Dollars in thousands, except per unit data

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2026	2025	% change	2026	2025	% change
Revenue:
Rental and other property revenue	$161,319	$158,216	2.0%	$474,490	$467,832	1.4%
Property Operating Expenses:
Real estate taxes	17,830	17,308	3.0%	56,023	55,377	1.2%
Property insurance	2,714	3,264	(16.9)%	9,003	10,712	(16.0)%
Personnel expenses	13,210	13,432	(1.7)%	38,872	37,756	3.0%
Utilities	8,280	8,027	3.2%	24,110	23,221	3.8%
Repairs and maintenance	5,732	5,591	2.5%	15,790	15,758	0.2%
Contract services	6,961	6,078	14.5%	19,700	18,007	9.4%
Advertising expenses	2,961	2,571	15.2%	7,422	7,190	3.2%
Other expenses	1,682	1,634	2.9%	4,930	4,948	(0.4)%
Total property operating expenses	59,370	57,905	2.5%	175,850	172,969	1.7%
Same-store portfolio NOI	$101,949	$100,311	1.6%	$298,640	$294,863	1.3%

Same-store portfolio NOI margin	63.2%	63.4%	(0.2)%	62.9%	63.0%	(0.1)%
Average occupancy	95.0%	95.4%	(0.4)%	95.1%	95.4%	(0.3)%
Average effective monthly rent, per unit	$1,605	$1,595	0.6%	$1,599	$1,590	0.6%

(a)	Same-store portfolio consists of 109 properties containing 31,735 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

THREE MONTHS ENDED September 30, 2026

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Atlanta, GA	13	5,180	$ 25,758	$ 25,005	3.0%	$ 9,728	$ 9,869	(1.4)%	$ 16,030	$ 15,136	5.9%	94.6%	93.9%	0.7%	$ 1,592	$ 1,587	0.3%
Dallas-Fort Worth, TX	14	4,007	22,495	22,635	(0.6)%	8,333	8,535	(2.4)%	14,162	14,100	0.4%	94.9%	96.0%	(1.1)%	1,802	1,810	(0.4)%
Columbus, OH	10	2,510	12,564	12,014	4.6%	4,799	4,605	4.2%	7,765	7,409	4.8%	94.5%	95.6%	(1.1)%	1,592	1,540	3.4%
Tampa-St. Petersburg, FL	6	1,791	10,822	10,858	(0.3)%	4,198	4,035	4.0%	6,624	6,823	(2.9)%	95.7%	96.1%	(0.4)%	1,900	1,928	(1.5)%
Oklahoma City, OK	8	2,147	8,835	8,665	2.0%	2,988	2,978	0.3%	5,847	5,687	2.8%	96.3%	95.8%	0.5%	1,295	1,263	2.5%
Indianapolis, IN	7	1,979	9,741	9,006	8.2%	3,584	3,444	4.1%	6,157	5,562	10.7%	94.8%	95.3%	(0.5)%	1,488	1,457	2.1%
Denver, CO	6	1,418	8,205	8,396	(2.3)%	3,000	2,881	4.1%	5,205	5,515	(5.6)%	95.2%	94.7%	0.5%	1,850	1,874	(1.3)%
Nashville, TN	5	1,508	8,104	7,712	5.1%	2,744	1,978	38.7%	5,360	5,734	(6.5)%	95.1%	95.8%	(0.7)%	1,629	1,622	0.4%
Raleigh - Durham, NC	6	1,690	8,234	8,209	0.3%	3,086	3,013	2.4%	5,148	5,196	(0.9)%	95.2%	95.2%	0.0%	1,543	1,550	(0.5)%
Houston, TX	5	1,308	6,075	6,073	0.0%	2,649	2,386	11.0%	3,426	3,687	(7.1)%	94.6%	96.7%	(2.1)%	1,463	1,449	1.0%
Charlotte, NC	4	1,014	5,214	5,192	0.4%	1,766	1,694	4.3%	3,448	3,498	(1.4)%	95.5%	95.9%	(0.4)%	1,660	1,675	(0.9)%
Lexington, KY	3	886	4,520	4,266	6.0%	1,285	1,249	2.9%	3,235	3,017	7.2%	95.0%	96.7%	(1.7)%	1,579	1,486	6.3%
Huntsville, AL	4	1,051	4,774	4,712	1.3%	1,636	1,747	(6.4)%	3,138	2,965	5.8%	94.1%	95.4%	(1.3)%	1,399	1,416	(1.2)%
Memphis, TN	3	883	4,444	4,184	6.2%	1,523	1,332	14.3%	2,921	2,852	2.4%	93.7%	94.3%	(0.6)%	1,542	1,573	(2.0)%
Louisville, KY	3	794	3,637	3,502	3.9%	1,333	1,380	(3.4)%	2,304	2,122	8.6%	97.2%	96.8%	0.4%	1,385	1,324	4.6%
Orlando, FL	2	617	3,536	3,581	(1.3)%	1,480	1,325	11.7%	2,056	2,256	(8.9)%	93.9%	95.3%	(1.4)%	1,853	1,870	(0.9)%
Cincinnati, OH	2	542	3,096	3,043	1.7%	1,083	1,115	(2.9)%	2,013	1,928	4.4%	95.2%	97.3%	(2.1)%	1,763	1,681	4.9%
Charleston, SC	2	518	2,916	2,841	2.6%	1,120	1,141	(1.8)%	1,796	1,700	5.6%	94.5%	94.6%	(0.1)%	1,849	1,778	4.0%
Greenville, SC	1	702	2,809	2,765	1.6%	1,001	1,083	(7.6)%	1,808	1,682	7.5%	95.7%	94.9%	0.8%	1,297	1,288	0.7%
Myrtle Beach, SC - Wilmington, NC	3	628	2,685	2,658	1.0%	965	972	(0.7)%	1,720	1,686	2.0%	94.4%	95.7%	(1.3)%	1,384	1,385	(0.1)%
Austin, TX	1	256	1,435	1,454	(1.3)%	530	564	(6.0)%	905	890	1.7%	96.0%	94.9%	1.1%	1,756	1,802	(2.6)%
San Antonio, TX	1	306	1,420	1,445	(1.7)%	539	579	(6.9)%	881	866	1.7%	96.3%	98.2%	(1.9)%	1,451	1,440	0.8%
Total / Weighted Average	109	31,735	$ 161,319	$ 158,216	2.0%	$ 59,370	$ 57,905	2.5%	$ 101,949	$ 100,311	1.6%	95.0%	95.4%	(0.4)%	$ 1,605	$ 1,595	0.6%

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

Nine MONTHS ENDED September 30, 2026

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Atlanta, GA	13	5,180	$ 75,198	$ 73,226	2.7%	$ 28,731	$ 28,876	(0.5)%	$ 46,467	$ 44,350	4.8%	94.5%	93.6%	0.9%	$ 1,584	$ 1,590	(0.4)%
Dallas-Fort Worth, TX	14	4,007	67,112	67,163	(0.1)%	25,638	25,557	0.3%	41,474	41,606	(0.3)%	95.3%	96.1%	(0.8)%	1,803	1,810	(0.4)%
Columbus, OH	10	2,510	36,761	35,594	3.3%	14,021	13,881	1.0%	22,740	21,713	4.7%	95.0%	95.8%	(0.8)%	1,576	1,527	3.2%
Tampa-St. Petersburg, FL	6	1,791	32,332	32,149	0.6%	12,304	11,866	3.7%	20,028	20,283	(1.3)%	95.4%	96.1%	(0.7)%	1,917	1,919	(0.1)%
Oklahoma City, OK	8	2,147	26,068	25,485	2.3%	8,771	8,639	1.5%	17,297	16,846	2.7%	95.9%	96.3%	(0.4)%	1,283	1,247	2.9%
Indianapolis, IN	7	1,979	27,771	26,737	3.9%	10,674	10,164	5.0%	17,097	16,573	3.2%	94.9%	95.8%	(0.9)%	1,481	1,453	1.9%
Denver, CO	6	1,418	24,244	24,732	(2.0)%	8,544	8,291	3.1%	15,700	16,441	(4.5)%	94.9%	95.0%	(0.1)%	1,840	1,859	(1.0)%
Nashville, TN	5	1,508	23,270	22,793	2.1%	7,819	7,237	8.0%	15,451	15,556	(0.7)%	95.5%	95.9%	(0.4)%	1,615	1,618	(0.2)%
Raleigh - Durham, NC	6	1,690	24,375	24,353	0.1%	9,193	9,115	0.9%	15,182	15,238	(0.4)%	94.7%	95.2%	(0.5)%	1,539	1,546	(0.5)%
Houston, TX	5	1,308	18,055	17,897	0.9%	7,848	7,381	6.3%	10,207	10,516	(2.9)%	95.2%	96.4%	(1.2)%	1,460	1,441	1.3%
Charlotte, NC	4	1,014	15,553	15,479	0.5%	5,273	4,938	6.8%	10,280	10,541	(2.5)%	95.6%	94.7%	0.9%	1,661	1,696	(2.1)%
Lexington, KY	3	886	13,298	12,472	6.6%	3,750	3,653	2.7%	9,548	8,819	8.3%	95.6%	96.8%	(1.2)%	1,554	1,449	7.2%
Huntsville, AL	4	1,051	14,029	14,238	(1.5)%	5,036	5,219	(3.5)%	8,993	9,019	(0.3)%	95.0%	95.6%	(0.6)%	1,396	1,430	(2.4)%
Memphis, TN	3	883	12,805	12,687	0.9%	4,324	4,161	3.9%	8,481	8,526	(0.5)%	95.0%	95.3%	(0.3)%	1,543	1,579	(2.3)%
Louisville, KY	3	794	10,707	10,339	3.6%	3,950	4,055	(2.6)%	6,757	6,284	7.5%	96.3%	96.5%	(0.2)%	1,362	1,307	4.2%
Orlando, FL	2	617	10,478	10,580	(1.0)%	4,098	3,862	6.1%	6,380	6,718	(5.0)%	93.0%	95.1%	(2.1)%	1,868	1,855	0.7%
Cincinnati, OH	2	542	9,169	8,879	3.3%	3,324	3,284	1.2%	5,845	5,595	4.5%	96.0%	96.9%	(0.9)%	1,739	1,661	4.7%
Charleston, SC	2	518	8,620	8,403	2.6%	3,349	3,342	0.2%	5,271	5,061	4.1%	94.8%	95.0%	(0.2)%	1,814	1,768	2.6%
Greenville, SC	1	702	8,289	8,061	2.8%	3,007	3,153	(4.6)%	5,282	4,908	7.6%	94.6%	93.2%	1.4%	1,290	1,288	0.2%
Myrtle Beach, SC - Wilmington, NC	3	628	7,896	7,998	(1.3)%	2,829	2,803	0.9%	5,067	5,195	(2.5)%	94.3%	95.3%	(1.0)%	1,383	1,386	(0.2)%
Austin, TX	1	256	4,234	4,283	(1.1)%	1,685	1,736	(2.9)%	2,549	2,547	0.1%	96.2%	95.6%	0.6%	1,752	1,794	(2.3)%
San Antonio, TX	1	306	4,226	4,284	(1.4)%	1,682	1,756	(4.2)%	2,544	2,528	0.6%	96.9%	97.4%	(0.5)%	1,439	1,445	(0.4)%
Total / Weighted Average	109	31,735	$ 474,490	$ 467,832	1.4%	$ 175,850	$ 172,969	1.7%	$ 298,640	$ 294,863	1.3%	95.1%	95.4%	(0.3)%	$ 1,599	$ 1,590	0.6%

CONSOLIDATED PROPERTY PORTFOLIO (a)

NET OPERATING INCOME EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended
					September 30, 2026
Market	Number of Properties	Units	Gross Real Estate Assets	Period of Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,157,193	94.1%	$1,595	$16,029	15.0%
Dallas, TX	14	4,007	913,580	95.0%	1,804	14,162	13.3%
Columbus, OH	11	2,650	418,412	94.8%	1,590	8,227	7.7%
Indianapolis, IN	8	2,259	370,099	95.0%	1,507	7,044	6.6%
Denver, CO (b)(c)	8	2,018	626,877	95.0%	1,764	6,757	6.3%
Tampa-St. Petersburg, FL	6	1,791	399,341	95.9%	1,903	6,625	6.2%
Oklahoma City, OK	8	2,147	356,121	96.0%	1,298	5,848	5.5%
Nashville, TN	5	1,508	382,902	95.6%	1,630	5,360	5.0%
Raleigh - Durham, NC	6	1,690	263,859	94.6%	1,548	5,148	4.8%
Orlando, FL	4	1,260	285,126	94.0%	1,825	4,004	3.7%
Charlotte, NC	4	1,014	263,981	95.6%	1,662	3,448	3.2%
Houston, TX	5	1,308	220,837	95.3%	1,464	3,427	3.2%
Lexington, KY	3	886	172,211	94.8%	1,582	3,235	3.0%
Huntsville, AL	4	1,051	245,130	94.4%	1,401	3,116	2.9%
Memphis, TN	3	883	124,991	92.7%	1,546	2,920	2.7%
Louisville, KY	3	794	99,289	96.3%	1,386	2,304	2.2%
Cincinnati, OH	2	542	129,279	96.7%	1,764	2,013	1.9%
Greenville, SC	1	702	128,748	96.0%	1,299	1,808	1.7%
Charleston, SC	2	518	87,776	94.2%	1,852	1,796	1.7%
Myrtle Beach, SC - Wilmington, NC	3	628	70,552	93.3%	1,386	1,720	1.6%
Austin, TX (a)	1	256	62,410	96.1%	1,756	905	0.9%
San Antonio, TX	1	306	58,313	96.7%	1,451	881	0.9%
Total / Weighted Average	115	33,398	$6,837,027	94.9%	$1,610	$106,777	100.0%

(a)	Excludes our development project Tisdale at Lakeline Station. See the definitions of a development project at the end of this release.
(b)	Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.
(c)	Includes one property that was held for sale as of September 30, 2026.

VALUE ADD SUMMARY BY MARKET

PROJECT LIFE TO DATE AS OF September 30, 2026

	Total	Total Units To Be	Units	Units	Rent Premium	% Rent	Renovation Costs per Unit (b)			ROI - Interior Costs	ROI - Total Costs
Market	Properties	Renovated	Complete	Leased	(a)	Increase	Interior	Exterior	Total	(c)	(c)
ONGOING
Atlanta, GA	7	3,174	1,721	1,693	$190	13.7%	$18,852	$3,053	$21,904	12.1%	10.4%
Dallas, TX	7	1,925	1,233	1,227	317	21.7%	19,571	2,713	22,283	19.4%	17.1%
Oklahoma City, OK	4	1,086	665	660	258	23.7%	16,947	2,719	19,666	18.3%	15.8%
Columbus, OH	4	993	635	623	189	16.0%	14,851	1,623	16,474	15.3%	13.8%
Lexington, KY	2	586	284	275	379	31.9%	17,928	1,419	19,347	25.4%	23.5%
Indianapolis, IN	3	544	193	203	187	13.4%	19,151	2,942	22,092	11.7%	10.2%
Charleston, SC	2	518	158	152	280	16.4%	17,900	3,462	21,362	18.8%	15.7%
Denver, CO	2	491	302	297	321	25.5%	14,906	3,788	18,693	25.9%	20.6%
Raleigh-Durham, NC	2	488	207	203	213	15.7%	18,465	3,130	21,594	13.9%	11.9%
Nashville, TN	1	418	344	344	182	13.4%	17,508	1,321	18,830	12.5%	11.6%
Cincinnati, OH	1	350	29	28	276	19.4%	19,524	1,714	21,238	17.0%	15.6%
Total / Weighted Average	35	10,573	5,771	5,705	$244	18.5%	$17,987	$2,671	$20,658	16.3%	14.2%

FUTURE (d)
Nashville, TN	1	176	—	—	—	0.0%	—	—	—	0.0%	0.0%
Total / Weighted Average	1	176	—	—	—	—	—	—	—	—	—

COMPLETED (e)
Atlanta, GA	4	1,482	1,399	1,391	245	21.4%	12,436	1,503	13,939	23.7%	21.1%
Tampa-St. Petersburg, FL	4	1,236	1,200	1,187	289	21.6%	15,062	1,482	16,544	23.0%	20.9%
Columbus, OH	4	1,077	1,004	998	250	23.4%	12,422	1,030	13,452	24.1%	22.3%
Memphis, TN	3	1,053	1,022	1,017	239	22.8%	13,351	916	14,267	21.5%	20.1%
Louisville, KY	2	728	728	786	214	24.0%	15,663	2,173	17,837	16.4%	14.4%
Raleigh-Durham, NC	2	646	606	604	197	17.5%	15,417	1,585	17,003	15.3%	13.9%
Oklahoma City, OK	2	541	476	473	119	14.3%	17,228	1,154	18,382	8.3%	7.8%
Dallas, TX	1	300	274	273	267	18.4%	19,878	2,152	22,030	16.1%	14.6%
Wilmington, NC	1	288	288	287	77	7.6%	8,118	56	8,174	11.4%	11.3%
Austin, TX	1	256	229	229	265	18.6%	19,168	1,486	20,654	16.6%	15.4%
Indianapolis, IN	1	236	215	214	241	22.2%	15,775	1,484	17,259	18.3%	16.7%
Total / Weighted Average	25	7,843	7,441	7,459	232	20.8%	14,259	1,371	$15,630	19.5%	17.8%

Grand Total/Weighted Average	61	18,592	13,212	13,164	$237	19.8%	$15,874	$2,161	$18,035	17.9%	15.8%

(a)	See the definitions section for a full description of Rent Premium. The weighted average Rent Premium including the impact of concessions was $207.
(b)	See the definitions section for a full description of Renovation Costs per Unit.
(c)

See the definitions section for a full description of ROI. ROI-Interior costs using rent premium including the impact of concessions was 15.6%. ROI-Total costs using rent premium including the impact of concessions was 13.8%.

(d)	Projects scheduled to start in Q1 2027 are located in Nashville, TN.
(e)

We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.

INVESTMENT AND DEVELOPMENT ACTIVITY

Dollars in thousands except per unit amounts

2026 ACQUISITIONS

Property	Market	Units	Date Acquired	Purchase Price	Price per Unit	Average Rent per Unit at Acquisition
The Retreat at Canal	Columbus, OH	140	1/15/2026	$29,500	$211	$1,455

2026 DISPOSITIONS

Property	Location	Units	Date Sold	Sale Price	Price per Unit	Average Rent per Unit at Disposition	Gain on Sale
Stonebridge Crossing	Memphis, TN	500	9/10/2026	$55,750	$112	$1,204	$26,474

ASSETS HELD FOR SALE AS OF SEPTEMBER 30, 2026

Property	Location	Units
Bella Terra at City Center	Denver, Colorado	304

REAL ESTATE UNDER DEVELOPMENT (a)

Development	Tisdale at Lakeline Station (a)
Location	Austin, Texas
Planned Units	378
Start Date	2Q 2022
Initial Occupancy	4Q 2025
Completion Date	4Q 2025
Projected Stabilization date	1Q 2027
Total Development Costs	$110,551
% of Planned Units Delivered as of September 30, 2026	100%
Occupancy % as of October 28, 2026 (b)	53.5%
Leased % as of October 28, 2026 (b)	58.2%

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES
	Lakeline Station (a)	The Mustang (c)	Nexton Pine Hollow	The Approach
Location	Austin, TX	Dallas, TX	Charleston, SC	Indianapolis, IN	Total
Units	378	275	324	318	1,295
Estimated delivery date	—	—	Q2 2027	Q3 2027
Total construction budget	$—	$109,583	$78,949	$79,364	$267,896
Total project debt	$—	$79,447	47,191	49,250
Remaining expected IRT investment	$—	—	—	3,595	$3,595
Carrying value of IRT's investment	$—	$30,368	30,260	17,162	$77,790

Three Months Ended September 30, 2026
NOI	$—	$1,209	$—	$—	$1,209
Interest expense	—	(1,054)	—	—	(1,054)
CFFO	$—	$155	$—	$—	$155
Depreciation	—	(1,042)	—	—	(1,042)
Other income	—	7	—	—	7
Net (loss) income	$—	$(880)	$—	$—	$(880)
IRT Equity Interest in JV		85.0%	90.0%	66.6%
IRT Equity pick-up	$—	$(748)	$—	$193	$(555)

Nine Months Ended September 30, 2026
NOI	$(12)	$3,238	$—	$—	$3,226
Interest expense	(52)	(3,400)	—	—	(3,452)
CFFO	$(64)	$(162)	$—	$—	$(226)
Depreciation	(41)	(3,007)	—	—	(3,048)
Other income	1	(11)	—	—	(10)
Net (loss) income	$(104)	$(3,180)	$—	$—	$(3,284)
IRT Equity Interest in JV	90.0%	85.0%	90.0%	66.6%
IRT Equity pick-up	$(94)	$(2,702)	$—	$358	$(2,438)

(a)

Lakeline Station was an investment in unconsolidated real estate entity from January 1-19, 2026 and the underlying property, Tisdale at Lakeline Station was consolidated into our financial results effective January 20, 2026. Tisdale at Lakeline Station will continue to be classified as a development property since it is in lease-up and has not yet reached overall occupancy of 90%.

(b)	Leased % and occupancy % are calculated using the leased or occupied units, as applicable, divided by the total number of units.
(c)	The Mustang is an operating property consisting of 275 units. As of September 30, 2026, The Mustang was 94% occupied with average effective monthly rent per occupied unit of $3,071. Subsequent to quarter-end, on October 1, 2026, we acquired our joint venture partner's 15% membership interest and assumed full operational control and 100% equity ownership of The Mustang. We will begin consolidating the assets and liabilities of the property and its operating results effective October 1, 2026.

DEBT SUMMARY AS OF September 30, 2026

Dollars in thousands

	Amount	Weighted Average Contractual Rate	Weighted Average Hedged Effective Rate (a)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (b)	$274,372	4.6%	4.8%	Floating	2.3
Unsecured term loans (c)	750,000	4.7%	4.0%	Floating	2.3
Secured credit facilities (d)	575,689	4.2%	4.4%	Fixed	2.2
Mortgages	646,542	3.9%	4.0%	Fixed	2.9
Unsecured notes (e)	150,000	5.4%	5.6%	Fixed	6.5
Total Principal	2,396,603	4.4%	4.3%		2.7
Loan premiums (discounts), net	15,795
Unamortized deferred financing costs	(10,941)		Credit Ratings:
Total Consolidated Debt	2,401,457		Agency	Rating	Outlook
Equity Market Capitalization	3,511,388		Fitch	BBB	Positive
Total Capitalization	$5,912,845		S&P	BBB	Stable

(a)

Represents the weighted average effective interest rates for the three months ended September 30, 2026, including the impact of interest rate swaps and collars, amortization of hedging costs, and deferred financing costs but excluding the impact of loan premium amortization, discount accretion, and interest capitalization. As of September 30, 2026, we maintained hedges that have effectively fixed a portion of our floating rate debt as follows:

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Swap	$ 150,000	5/17/2022	5/17/2027	0.99%	—	—
Swap	$ 200,000	3/17/2023	3/17/2030	3.39%	—	—
Collar	$ 100,000	1/17/2024	1/17/2028	—	1.50%	2.50%
Collar	$ 100,000	11/17/2024	1/17/2028	—	1.50%	2.50%
Swap	$ 150,000	6/17/2026	6/17/2030	3.26%	—	—

(b)	Unsecured revolver total capacity is $750,000, of which $274,372 was drawn as of September 30, 2026. The maturity date of the borrowings under the unsecured revolver is January 8, 2029.
(c)	Consists of a (i) $350,000 unsecured term loan with a maturity date of February 11, 2030 and a (ii) $400,000 unsecured term loan with a maturity date of January 28, 2028.
(d)

Consists of a (i) $501,488 secured credit facility, two tranches of which, in an aggregate principal amount of $461,020, have a maturity date of August 1, 2028 and the third tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $74,201 secured credit facility with a maturity date of July 1, 2030.

(e)

Consists of (i) $75,000 aggregate principal amount of unsecured private placement notes with a maturity date of October 1, 2031 and at a fixed annual interest rate of 5.32% and (ii) $75,000 aggregate principal amount of unsecured private placement notes with a maturity date of October 1, 2034 and at a fixed annual interest rate of 5.53%.

DEBT AND CREDIT METRICS

AS OF September 30, 2026

Dollars in thousands

Debt Covenant Summary (a)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	32.0%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	3.1x	Yes
Unsecured leverage ratio	≤ 60%	23.9%	Yes

(a)

For a complete listing of all debt covenants along with definitions of each covenant calculation see the Sixth Amended and Restated Credit Agreement, which was filed as Exhibit 10.1 of our Form 8-K filed on February 11, 2026.

Encumbered & Unencumbered Statistics (b)

	Total Units	% of Total	Gross Real Estate Assets	% of Total	Q3 2026 NOI	% of Total
Unencumbered assets	22,323	66.8%	$4,187,024	61.2%	$71,062	66.6%
Encumbered assets	11,075	33.2%	2,650,003	38.8%	35,715	33.4%
	33,398	100.0%	$6,837,027	100.0%	$106,777	100.0%

(b)	Excludes our development project Tisdale at Lakeline Station. See the definitions at the end of this release.

Components of Interest Expense

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest expense on secured and unsecured debt	$26,867	$27,119	$78,823	$78,765
Plus: Senior unsecured credit facility commitment fees and other finance related charges	288	288	887	868
Plus: Amortization of deferred financing costs	1,038	919	3,103	2,727
Plus: Amortization related to derivative instruments	224	243	674	750
Less: Gain on interest rate hedges	(1,942)	(3,728)	(6,499)	(10,945)
Less: Capitalized interest	(1,734)	(2,385)	(5,896)	(7,576)
Interest expense before loan (premium accretion) discount amortization, net	24,741	22,456	71,092	64,590
Less: Loan (premium accretion) discount amortization, net (c)	(2,018)	(2,001)	(6,055)	(6,015)
Interest expense per our Consolidated Statement of Operations	$22,723	$20,455	$65,037	$58,575

(c)

Represents loan premiums and discounts associated with debt assumed in conjunction with property acquisitions. Reconciles our CFFO interest expense to our GAAP interest expense on our condensed consolidated statements of operations.

DEFINITIONS

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of net rent amounts, after concessions amortized over the life of the lease, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

Development Property

A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as merger and integration costs, loss on impairment (gain on sale) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses and income (loss) from investments in unconsolidated real estate entities. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, loss on impairment (gain on sale) of real estate and unconsolidated real estate entities, and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash, non-operating gains or losses or non-recurring items related to items such as merger and integration costs, which are cash costs that we do not consider indicative of our ongoing operations, casualty (gains) losses, loan premium accretion and discount amortization and debt extinguishment costs from the determination of FFO.

Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, management believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash, non-operating or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Lease Over Lease Effective Rent Growth

Lease Over Lease Effective Rent Growth represents the change in the weighted average effective monthly rental rate, including the impact of concessions, of a lease compared to the prior lease for that same unit. We report this statistic on both a like-term basis and an all leases basis. The like-term basis includes cases where both the current and prior lease associated with a unit reflect standard leasing activity and have terms of 9-14 months. An all leases basis includes all leases regardless of lease terms. We may report Lease Over Lease Effective Rent Growth for new leases, renewal leases, or blended across both new and renewal leases.

Net Debt

Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total debt	$2,401,457	$2,443,383	$2,433,543	$2,281,475	$2,296,202
Less: cash and cash equivalents	(15,931)	(22,513)	(23,341)	(23,564)	(23,290)
Less: loan discounts and premiums, net	(15,795)	(17,813)	(19,833)	(21,850)	(23,863)
Total net debt	$2,369,731	$2,403,057	$2,390,369	$2,236,061	$2,249,049

We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, merger and integration costs, property management expenses, general and administrative expenses and net gains on sale of assets.

Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance and should not be considered as an alternative to net income or any other GAAP measure.

A reconciliation from GAAP net income (loss) to NOI is provided below (dollars in thousands):

	For the Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net income (loss)	$25,719	$3,418	$(127)	$34,015	$6,995
Other revenue	(152)	(115)	(109)	(330)	(250)
Property management expenses	7,662	7,931	8,237	6,674	7,891
General and administrative expenses	4,983	5,685	8,514	4,673	4,905
Depreciation and amortization expense	65,874	64,861	64,632	62,984	61,735
Casualty losses (gains), net	498	(553)	77	755	419
Interest expense	22,723	21,583	20,732	20,422	20,455
(Gain on sale) loss on impairment of real estate assets, net	(26,474)	—	—	(17,491)	12,841
Other loss	29	105	86	238	12
Loss (income) from investments in unconsolidated real estate entities	555	836	1,047	(2,403)	(9,814)
Merger and integration costs	6,200	—	—	—	—
NOI	$107,617	$103,751	$103,089	$109,537	$105,189
Less: Non same-store portfolio NOI	5,668	5,318	4,833	5,375	4,878
Same-store portfolio NOI	$101,949	$98,433	$98,256	$104,162	$100,311

Non Same-Store Properties and Non Same-Store Portfolio

Properties that did not meet the definition of a same-store property as of the beginning of the previous year.

Same-Store Properties and Same-Store Portfolio

We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.

Rent Premium on Value Add Renovations

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. We believe excluding the impact of upfront concessions from our rental rates when comparing to the market rental rates for unrenovated units makes the comparison most relevant and the resulting premium provides management with an indicator of the increased rent generated by the unit renovation.

Renovation Costs per Unit

Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

Return on Investment (“ROI”) on Value Add Renovations

ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. We use ROI on value add renovation projects to measure the profitability of a renovation project relative to other projects or relative to other uses of our capital.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total assets	$6,080,105	$6,091,687	$6,099,308	$6,021,750	$6,092,592
Plus: accumulated depreciation (a)	1,092,563	1,045,803	989,530	932,347	890,039
Plus: accumulated amortization	79,975	79,724	78,578	76,419	75,395
Total gross assets	$7,252,643	$7,217,214	$7,167,416	$7,030,516	$7,058,026

(a)	Includes accumulated depreciation associated with real estate held for sale, as applicable.